Exhibit 10.7

AMENDMENT NO. 1 TO

SMARTSTOP SELF STORAGE REIT, INC.

EXECUTIVE SEVERANCE AND CHANGE OF CONTROL PLAN

In accordance with Section 5.5 of the Executive Severance and Change of Control Plan, effective as of June 27, 2019 (the “Plan”), of SmartStop Self Storage REIT, Inc., a Maryland corporation (f/k/a Strategic Storage Trust II, Inc.) (the “Company”), the Plan is hereby amended by this Amendment No. 1 (this “Amendment”).  This Amendment is made and entered into and effective as of April 20, 2020 (the “Effective Date”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Plan.

WHEREAS, the Company has heretofore adopted and maintains the Plan for the purpose of providing severance and change of control protections to certain key employees of the Company and its subsidiaries;

WHEREAS, the title of the Plan was originally the “Strategic Storage Trust II, Inc. Executive Severance and Change of Control Plan,” but the Company has since changed its name to “SmartStop Self Storage REIT, Inc.”;

WHEREAS, pursuant to Section 5.5 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time or from time to time for any reason, subject to compliance with certain conditions contained in Section 5.5 of the Plan;

WHEREAS, the Board desires to amend the Plan to reflect the name change and to add clarifying language regarding “Termination Events” (as defined in the Plan) that occur other than pursuant to Sections 3.1 and 3.2 of the Plan (the “Amendments”); and

WHEREAS, the Board has determined that no “Participant’s” (as defined in the Plan) right to receive payments and benefits pursuant to the Plan upon a Termination Event will be adversely affected by the Amendments.

NOW THEREFORE, pursuant to the power of amendment contained in Section 5.5 of the Plan, the Plan is hereby amended as follows:

1.	All references in the Plan to “Strategic Storage Trust II, Inc.” shall be changed to “SmartStop Self Storage REIT, Inc.”

2.	Section 3.3 of the Plan is hereby amended and restated as follows:

3.3Termination Other Than Without Cause or for Good Reason. In the event that a Termination Event occurs with respect to a Participant for any reason other than as set forth in Section 3.1, Section 3.2, or such Participant’s death or Disability, the sole payment or benefit such Participant shall be entitled to receive from the Company shall be the Accrued Obligations.  If such Termination Event is due to the Participant’s death or Disability (and is for reasons other than as set forth in Section 3.1 and 3.2), such Participant shall be entitled to receive from the Company the Accrued Obligations and: (a) a portion of the Participant’s annual cash performance bonus, as determined by the Compensation Committee based on actual performance for the performance period, and pro-rated for the number of days from the performance period commencement to the Termination Date, payable at its normal time (but in no event later than March 15 of the year following the year in which the Termination Date occurs); (b) all unvested Time-Based Awards shall immediately vest and, if applicable, become exercisable; and (c) any Performance-Based Awards shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the Participant remained employed from the commencement of the performance period through the Termination Date.  For the avoidance of doubt, unless otherwise expressly set forth in the Plan or the award agreement evidencing a Time-Based Award or Performance-Based Award, or to the extent otherwise approved by the Compensation Committee in its sole discretion, the unvested portion of any Time-Based Award or Performance-Based Award, including any unpaid distributions with respect thereto, shall be forfeited as of any Termination Date described in this Section and no further amounts shall be due or owing with respect thereto.

3.

Upon execution of this Amendment, on and after the date hereof, each reference to “this Plan”, “hereunder”, “hereof”, or words of like import in the Plan and in the other documents entered into in connection with the Plan shall mean and be a reference to the Plan, as amended hereby.  Except as specifically amended hereby, the Plan shall remain in full force and effect.  The Plan and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Plan and this Amendment were contained in one document.  In the event of a conflict between the provisions of this Amendment and the Plan, the provisions of this Amendment shall control.

Signature on Following Page

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Executive Severance and Change of Control Plan of SmartStop Self Storage REIT, Inc., effective as of the Effective Date.

SMARTSTOP SELF STORAGE REIT, INC.

By:/s/ Michael S. McClure

Name: Michael S. McClure

Title:   Chief Executive Officer

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